Exhibit 99.1

ROCKY BRANDS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES PRICING OF COMMON STOCK OFFERING

NELSONVILLE, Ohio – May 11, 2010 – Rocky Brands, Inc. (Nasdaq: RCKY) announced today that it priced a firm commitment underwritten public offering of 1,800,000 shares of common stock at a public offering price of $8.40 per share.  The Company has granted the underwriters in the offering an option to purchase up to 270,000 additional shares of common stock at the same price per share to cover any overallotments.  The offering of shares is expected to close on May 14, 2010.

Assuming no exercise of the overallotment option, the Company expects to receive net proceeds from the offering of approximately $14.1 million after deducting underwriting discounts and commissions and estimated expenses of the offering.  The Company will use the net proceeds from the offering for the repayment of long-term debt.

The securities described above are being offered by the Company pursuant to a shelf registration statement which was filed with the Securities and Exchange Commission (SEC) and became effective on May 6, 2010.

Robert W. Baird & Co. acted as the sole book-running manager for the offering.  D.A. Davidson & Co. acted as co-manager for the offering.  Copies of the final prospectus supplement and the accompanying base prospectus relating to this offering may be obtained from the SEC’s website, www.sec.gov, or from Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, 28th Floor, Milwaukee, Wisconsin 53202-5391, or by calling 1-800-792-2413.

This press release does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rocky Brands, Inc.
Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, and the licensed brands Michelin® and Mossy Oak®.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management.  These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2009 (filed March 2, 2010) and quarterly report on Form 10-Q for the period ended March 31, 2020 (filed May 3, 2010).  One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.